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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

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                                      FORM 8-K


                                   CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 23, 1999

                               GEOSCIENCE CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            NEVADA                      0-28422                76-0497775
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                        10500 WESTOFFICE DRIVE, SUITE 200
                            HOUSTON, TEXAS 77042-5391
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES)
                                  AND ZIP CODE)



                                 (281) 785-7790
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)



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ITEM 5. OTHER EVENTS

        On October 23, 1999, Compagnie Generale de Geophysique, a French societe anonyme ("CGG"), Sercel Acquisition Corp., a Nevada corporation and an indirect wholly owned subsidiary of CGG ("Purchaser"), and GeoScience Corporation, a Nevada corporation (the "Company") executed a definitive merger agreement (the "Merger Agreement") pursuant to which Purchaser will
(i) commence a cash tender offer (the "Offer") to purchase all of the Company's issued and outstanding shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") for $6.71 per Share (the "Per Share Amount") as soon as practicable after the execution of the Merger Agreement and (ii) upon completion of the Offer merge (the "Merger") into and
with the Company.   Under the terms of the Merger Agreement, at the time of
the Merger each Share not tendered in the Offer will be converted into the right to receive the Per Share Amount (or any greater amount paid for Shares in the Offer), without interest, prorated for fractional Shares and less any required withholding taxes (the "Merger Consideration"). In addition, the Merger Agreement provides that the Company will use its reasonable best efforts to pay to each holder of an option to purchase Common Stock under any Company stock option plan, for each Share subject to an option, an amount in cash equal to the difference between the Merger Consideration and the exercise price of such option to the extent the difference is a positive number. Upon consummation of the Merger, the Company will become an indirect wholly owned subsidiary of CGG.

        In connection with the execution of the Merger Agreement, Tech-Sym Corporation, a Nevada corporation which is the beneficial owner of 80.1% of the Shares ("Tech-Sym"), entered into a shareholder agreement with Purchaser and CGG (the "Shareholder Agreement") pursuant to which Tech-Sym has (i) agreed to tender and sell (and not withdraw) all of the Shares beneficially owned by it in the Offer, (ii) granted CGG an irrevocable proxy to vote all of the Shares it beneficially owns at the time of such vote in favor of the Merger, thereby assuring approval of the Merger by the Company's shareholders, and against proposals adverse to or conflicting with the transactions contemplated by the Merger Agreement, and (iii) granted to the Purchaser an option to purchase the Shares beneficially owned by it at the Per Share Amount under certain circumstances.

        Consummation of the Merger is subject to certain customary conditions, including completion of the Offer in accordance with the terms of the Merger Agreement, approval of the Merger by the Company's stockholders and regulatory approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also conditioned on the receipt by CGG of financing sufficient to consummate the Offer and the Merger.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)   EXHIBITS

        Exhibit 99.1    -    Agreement and Plan of Merger, dated October 23,
                             1999 by and among GeoScience Corporation, Compagnie Generale de Geophysique and Sercel
                             Acquisition Corp.

        Exhibit 99.2    -    Shareholder Agreement, dated October 23, 1999 by
                             and between Tech-Sym Corporation, Compagnie
                             Generale de Geophysique and Sercel Acquisition
                             Corp.

        Exhibit 99.3    -    Press Release dated October 26, 1999.

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                                      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GEOSCIENCE  CORPORATION


Date:   October 27, 1999

                                        By: /s/ J. Rankin Tippins
                                           ------------------------------------
                                             J. Rankin Tippins
                                             VICE PRESIDENT AND GENERAL COUNSEL


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